UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             January 31, 2007

SOUTHWEST CASINO CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50572	87-0686721
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Killebrew Drive, Suite 350, Minneapolis, MN		55425
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code     952-853-9990

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a.12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFT 240.13e-4(c))

Item 1.01                                             Entry Into a Material Definitive Agreement.

On January 31, 2007, Southwest Eagle, LLC (“Southwest”), a wholly owned subsidiary of Southwest Casino Corporation, entered into two agreements, an Amended and Restated Lease Agreement and a Right of Access and Use Agreement, with Pinnacle Casinos and Resorts, LLC (“Pinnacle”).  These agreements have the effect of amending and restating the terms under which Southwest intends to lease real property in Cripple Creek, Colorado from Colorado Casino Resorts, Inc. (“CCRI”) upon Pinnacle’s purchase of the outstanding stock of CCRI from its current owners and Southwest’s simultaneous acquisition of the operating assets of the Double Eagle Hotel and Casino and Gold Creek Casino (collectively, the “Double Eagle”) from CCRI.  The terms of the original lease agreement and a copy of that Lease (the “Original Lease”) were previously disclosed on a Current Report on Form 8-K filed December 21, 2006.

The Amended and Restated Lease provides that Pinnacle will cause CCRI to enter into a 30-year net lease for the real property and improvements on which the Double Eagle is located.  Unlike the Original Lease, the Amended and Restated Lease does not include other real property in Cripple Creek that is owned by CCRI but is not on the site of the Double Eagle.  The rent terms have not changed and initial rent under the Amended and Restated Lease is $4 million per year, payable in equal monthly installments, and increases to $5.5 million by the 30th year.  Southwest continues to be able to extend the lease for up to 15 years under three 5-year options.  Like the Original Lease, the Amended and Restated Lease requires Southwest to pay all costs associated with the real property and improvements, including real estate taxes, but excluding costs of repair of structural defects, an insured casualty, or condemnation.  The Amended and Restated Lease contains other customary terms and conditions.  A copy of the Amended and Restated Lease is attached to this Current Report on Form 8-K as Exhibit 10.1.  The description of the Amended and Restated Lease in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by the terms of the attached Amended and Restated Lease.

With regard to the real property in Cripple Creek that is owned by CCRI but not on the Double Eagle site and is no longer included under the Amended and Restated Lease, Southwest and Pinnacle entered into a separate Right of Access and Use Agreement.  This off-site property consists of numerous parcels near the Double Eagle, portions of which are used for employee parking, valet parking and records, equipment and other storage. Under this agreement, Southwest will have the exclusive right to access and use this off-site property, except five specified parcels owned by CCRI that are not used in connection with the operations of the Double Eagle.  Southwest will pay a nominal annual fee for this right to use the property, which runs for the same 30-year term with three 5-year extension options as the Amended and Restated Lease.  Southwest will also pay costs to keep the off-site property in good repair, but unlike the property covered under the Amended and Restated Lease, Southwest will not be responsible for other costs associated with this property, including real estate taxes.  The use agreement also provides both Pinnacle and Southwest with the right to make improvements to the off-site property.  If Pinnacle determines to improve any portion of the off-site property then used in the operation of the Double Eagle, Pinnacle must provide an acceptable alternative site to Southwest for that use.  A copy of the Right of Access and Use Agreement is attached to this Current Report on Form 8-K as Exhibit 10.2.  The description of the Right of Access and Use Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by the terms of the attached Agreement.

The transactions contemplated in the Amended and Restated Lease and the Right of Access and Use Agreement described above are contingent on: (a) Pinnacle consummating its acquisition of all of the outstanding capital stock of CCRI under the Securities Purchase Agreement between Pinnacle and the current CCRI shareholders, and (b) Southwest consummating its acquisition of the operations of the Double Eagle from Pinnacle and CCRI under the terms of the Asset Purchase Agreement dated December

18, 2006 and disclosed on the Current Report on Form 8-K filed by Southwest on December 21, 2006.  Following a dispute regarding satisfaction of conditions in the Securities Purchase Agreement between the current CCRI shareholders and Pinnacle, those parties entered into a Revival and Second Amendment to Stock Purchase Agreement under which Pinnacle intends to acquire the CCRI stock.  Under this amended agreement, Pinnacle must close its purchase of the CCRI stock on the earlier of 15 days after receiving regulatory approval or April 7, 2007.  Pinnacle has the right to extend that deadline if Pinnacle and Southwest have not received or been denied regulatory approval of the transactions if Pinnacle pays a non-refundable fee.  This would extend the closing deadline under the agreement until the earlier of 15 days after receiving regulatory approval or June 30, 2007.  The agreement terminates automatically on June 30, 2007 if the transaction has not been completed.

In connection with the negotiations regarding this amendment to the Securities Purchase Agreement, Pinnacle requested and Southwest offered to issue warrants to purchase 1 million shares of its common stock to the current CCRI shareholders, which consist of two individuals and two entities controlled by those individuals, upon the closing of Southwest’s acquisition of the Double Eagle.  The CCRI shareholders did not accept Southwest’s offer and Southwest is currently under no contractual obligation to deliver warrants to Pinnacle or the current CCRI shareholders.  However, Pinnacle has obligated itself to deliver these warrants to the current CCRI shareholders as a condition to closing under the Revival and Second Amendment to Stock Purchase Agreement.  Thus, Southwest’s management believes that it will be necessary to issue these warrants to the CCRI shareholders in order to complete Southwest’s proposed acquisition of the Double Eagle.  As proposed on January 5, 2007, these warrants would have an exercise price equal to the greater of $0.6325 per share or the preceding 5-day average market price for Southwest common stock as of the closing date and would terminate September 1, 2009. Southwest also offered “piggyback” registration rights for the common shares underlying the warrants that would not be effective until (a) the warrant has been fully-exercised and (b) Southwest completes the registration of (i) shares and warrants issued in Southwest’s recent confidential private placement and (ii) any securities Southwest may issue in connection with the financing for Southwest’s purchase of the Double Eagle operations.

Southwest’s acquisition of the operations of the Double Eagle and performance under the Amended and Restated Lease and the Right of Access and Use Agreement remain subject to all of the risks associated with consummation of transactions of this nature, including but not limited to: satisfactory completion of due diligence investigations by both Southwest and Pinnacle; Southwest obtaining suitable financing for its acquisition of the Double Eagle operations; Pinnacle obtaining suitable financing for its purchase of the CCRI stock; approval of Pinnacle’s purchase of CCRI and its real property by regulatory authorities including the Colorado Division of Gaming; and approval of Southwest’s acquisition of the Double Eagle and its gaming operations by regulatory authorities including the Colorado Division of Gaming.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description	Method of Filing
10.1	Amended and Restated Lease dated January 31, 2007 by and between Pinnacle Casinos and Resorts, LLC, Colorado Casino Resorts, Inc. and Southwest Eagle, LLC	Filed Herewith
10.2	Right of Access and Use Agreement dated January 31, 2007 by and between Pinnacle Casinos and Resorts, LLC, Colorado Casino Resorts, Inc. and Southwest Eagle, LLC	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST CASINO CORPORATION

Date: February 6, 2007

	By:	/s/ Thomas E. Fox
Name: Thomas E. Fox
Title: President